COMMON STOCK PURCHASE AGREEMENT

This common stock purchase agreement (the "Agreement"), dated as of May 21, 2021 (the "Execution Date"), is entered into between FOMO CORP., a California corporation (the "Company"), and TRITON FUNDS LP, a Delaware limited partnership (the "Investor").

RECITALS:

WHEREAS, upon the terms and subject to the conditions contained herein, the Investor shall purchase four million dollars ($4,000,000) of Securities after a Registration Statement is declared effective by the Securities and Exchange Commission;

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I
DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

"Administrative Fee" shall mean a $120,000 payment wire transferred by the Company to the Investor upon execution of the Agreement and effectiveness of an S1 registration statement.

"Business Day" shall mean any day on which the Principal Market for the Common Stock is open for trading from the hours of 9:30 am until 4:00 pm eastern time.

"Closing" shall mean a date that is no later than five (5) Business Days after the Purchase Notice Date.

"Commitment Period" shall mean the period beginning on the Execution Date and ending on the expiration of this Agreement.

"Common Stock" means the Company's common stock and any other class of securities into which such securities may hereafter be reclassified or changed.

"Principal Market" shall mean the New York Stock Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Markets, whichever is the market on which the Common Stock is listed.

"Purchase Notice" shall mean the written notice sent to the Investor by the Company stating the number of Securities that the Company intends to sell to the Investor pursuant to the terms of this Agreement.

"Purchase Price" shall mean a Twenty-Eight Million Dollar ($28,000,000) Valuation.

"Investment Amount" shall mean the Securities in a Purchase Notice multiplied by the Purchase Price.

"Registration Statement" means the registration statement covering the Securities, to be filed by June 11, 2021.

"Valuation" shall mean the quotient of the preceding quantity and the number of outstanding Common Stock the Business Day prior as reported by the Company's transfer agent.

"Securities" shall mean the Common Stock issued pursuant to the terms of this Agreement.

SECTION II

PURCHASE AND SALE OF SECURITIES

2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions set forth herein, the Company shall sell to the Investor, and the Investor shall purchase from the Company, a number of Securities having an aggregate value of four million dollars ($4,000,000)

2.2 DELIVERY OF PURCHASE NOTICES. Subject to the terms and conditions herein, and from time to time during the Commitment Period, the Company may, in its sole discretion, deliver a Purchase Notice to the Investor which states the number of Securities which the Company intends to sell to the Investor on a Closing. The Purchase Notice shall be in the form attached hereto and incorporated herein by reference. During the Commitment Period, the Company shall not submit a Purchase Notice until the previous Closing has been completed.

2.3 CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE SECURITIES. Notwithstanding anything to the contrary in this Agreement, the Investor may choose to reduce the Investment Amount at Closing unless each of the following conditions are satisfied:

i. the Registration Statement shall remain effective and available at all times;

ii. at all times during the period beginning on the related Purchase Notice and ending on and including the related Closing, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading during the Commitment Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Company Common Stock;

iii. the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement or any other agreement executed between the parties, which has not been cured prior to delivery of Purchase Notice;

iv. no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities;

v. the issuance of the Securities will not violate any requirements of the Principal Market; and

vi. exceeds a $35,000,000 Valuation at all times between the Execution Date and the Closing.

If any of the events described in clauses (i) through (vi) above occurs prior to, or at the Closing, the Investor shall have no obligation to purchase the Securities set forth in the applicable Purchase Notice.

2.4 MECHANICS OF PURCHASE OF SECURITIES BY INVESTOR. The Closing of a Purchase Notice shall occur no later than the five Business Days following receipt of Securities by Investor's custodian (the "Purchase Notice Date"). The Investor shall deliver the Investment Amount by wire transfer of immediately available funds to an account designated by the Company. In addition, on or prior to such Closing, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

2.5 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Securities, which when added to the sum of the number of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 9.9% of the Common Stock outstanding on the Purchase Notice Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION III
INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

NO SHORT SALES. No short sales shall be permitted by the Investor or its affiliates during the Commitment Period.

SECTION IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed on the Company's SEC Documents, the Company represents and warrants to the Investor that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls ("Subsidiaries") are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Agreement.

4.2 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i. The Company has the requisite corporate power and authority to enter into the Agreement and to issue the Securities in accordance with the terms hereof.

ii. The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

iii. The Agreement has been duly and validly executed and delivered by the Company.

iv. The Agreements constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

4.3 ISSUANCE OF SECURITIES. The Company has reserved the amount of Securities included in the Company's Registration Statement for issuance pursuant to the Agreement, which have been duly authorized and reserved (subject to adjustment pursuant to the Company's covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register a sufficient number of Securities for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Securities required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.4 INSURANCE. Each of the Company's Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.5 DILUTIVE EFFECT. The Company understands and acknowledges that the number of Securities issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Commitment Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Agreement, its obligation to issue Securities upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.6 EXCLUSIVITY. The Company shall not pursue a similar transaction with any other party during the Commitment Period.

SECTION V
COVENANTS OF THE COMPANY

5.1 BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in this Agreement.

5.2 REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities.

5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

5.4 FINANCIAL INFORMATION. During the Commitment Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 RESERVATION OF SECURITIES. The Company shall take all action necessary to at all times have authorized, and reserved the amount of Securities included in the Company's Registration Statement for issuance pursuant to the Agreement. In the event that the Company determines that it does not have a sufficient number of Common Stock to reserve and keep available for issuance as described, the Company shall use all commercially reasonable efforts to increase the number of Common Stock by seeking shareholder approval.

5.6 LISTING. The Company shall maintain the listing of the Common Stock on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Common Stock from time to time issuable under the terms of the Agreement. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Business Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or

securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

5.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION STATEMENT; SUSPENSION OF RIGHT TO SUBMIT A PURCHASE NOTICE. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement related prospectus or documents so that, in the case of an Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus.

5.9 TRANSFER AGENT. The Company shall deliver instructions to its transfer agent to issue Securities to the Investor that are issued to the Investor pursuant to the Transaction Documents.

5.10 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI
EXPIRATION

This Agreement shall expire either upon:

6.1 when the Investor has purchased Four Million Dollars ($4,000,000) of Securities pursuant to this Agreement;

or

6.2 December 31, 2021

Any and all Securities, or penalties, if any, due under this Agreement shall be immediately payable and due upon expiration of this Agreement.

SECTION VII
INTENTIONALLY LEFT BLANK

SECTION VIII
GOVERNING LAW; DISPUTES SUBMITTED TO ARBITRATION

8.1 LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in Los Angeles, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

8.2 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Agreement, including but not limited to the Administrative Fee, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached this Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

8.3 SURVIVAL. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the expiration of this Agreement.

8.4 PRICING OF SECURITIES. For purposes of this Agreement, the Investment Amount shall be as reported by QuoteStream, Inc..

SECTION IX
NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor.

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of this Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands this Agreement, and the representations made by the undersigned in this Agreement are true and accurate, and agrees to be bound by its terms.

FOMO CORP. CEO 05-21-2021

VIKRAM GROVER

Investor

Arnold Nunez

PURCHASE NOTICE

Date __________

Investor,

___________ number of outstanding Common Stock as reported by the Company's transfer agent.

This is to inform you that as of today the Company hereby elects to exercise its right pursuant to this Agreement to sell you ____________ Securities.

Regards,

Company

____